UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2022

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective October 4, 2022, NextPlay Technologies, Inc., a Nevada corporation (the “Company”), through its wholly owned subsidiary, NextBank International, Inc., a Puerto Rico corporation licensed as an Act 273-2012 international financial entity (“NextBank”), entered into a revolving credit line facility with Savi Capital Partners, LLC, a Delaware limited liability company (the “Lender”), pursuant to which Lender had provided a $200,000,000 revolving line of credit facility to NextBank to be used to fund loans secured by domestic US commercial real estate properties in accordance with underwriting guidelines established by NextBank.

Loan and Security Agreement, as amended

Previously, on May 31, 2022, NextBank and the Lender entered into that certain Loan and Security Agreement that was not utilized or drawn down upon. The Loan and Security Agreement provided for only a $50,000,000 revolving line of credit, required lender approval of all lending decisions and contained other conditions in the facility that NextBank could not, at the time, comply with.

Effective October 4, 2022, NextBank and the Lender entered into additional agreements and amendments to allow for the viability of the revolving line of credit. Specifically, effective October 4, 2022, NextBank and the Lender entered into that certain First Amendment to Loan and Security Agreement (the “Amendment” and together with the original Loan and Security Agreement, the “Agreement”), dated as of September 27, 2022, which, among other things:

(i)	Increased the commitment amount to $200,000,000, with the maximum loan amount available in stages as follows:

a.	from November 15, 2022, through December 14, 2022, $30,000,000;
b.	from December 15, 2022, through January 14, 2023, $70,000,000;
c.	from January 15, 2023, through February 14, 2023, $100,000,000;
d.	from February 15, 2023, through March 14, 2023, $150,000,000*; and
e.	from March 15, 2023, through maturity of May 31, 2027, up to the full commitment amount of $200,000,000*.

(ii)	Adjusted the stated interest rates per annum to be:

a.	Fixed rate of 5.5% for Tranche A loans;
b.	Fixed rate of 7.5% for Tranche B loans; and
c.	Fixed rate of 9.5% for Tranche C loans.

(iii)	Modified the advance procedures; and

(iv)	Obligated NextBank to deposit $32,500,000 into a cash collateral account*.

*Note: To date, NextBank has only deposited $20,000,000 in deposits into a cash collateral accounts. In order to obtain commitment amounts in excess of $100,000,000, NextBank will need to obtain an additional $12,500,000 in deposits which NextBank expects to do on or before the time at which such amounts become available as per the schedule in (i) above.

In sum, the Agreement provides that loans drawn from the revolving line of credit facility by NextBank will be used to fund loans secured by domestic US commercial real estate properties in accordance with underwriting guidelines established by NextBank. These loans, when drawn down, will generate interest spread and fee income, increasing NextBank’s loan portfolio, and are expected to favorably impact revenues and cashflows at NextBank thereby benefiting the consolidated financial statements of the Company.

Accrued but unpaid interest shall be due and payable, in arrears, on the third business day of each calendar month. NextBank may, at any time, prepay the loans without premium or penalty and amounts prepaid may be reborrowed prior to the maturity date.

In the event of a default, an additional 5.0% per annum default rate is payable in excess of the stated interest rate on such loan, which election may be retroactive to the date of occurrence of such event of default.

Events of default include, among other things, (i) failure to pay any principal, interest or any other amount when due and payable, (ii) NextBank failure to perform terms, provisions, covenants or representations and warranties in any material respect, (iii) failure of liens on the loan collateral to be first-priority, perfected security interests, (iv) judgments in excess of $250,000 against NextBank, (v) material adverse changes or effects in NextBank and more.

Upon an event of default, at the election of Lender, Lender may, in addition to all other rights and remedies it may have, including as a secured party under the UCC, terminate the commitment, accelerate the outstanding amounts owed, charge default interest and cease financing under the Agreement.

Revolving Line of Credit Note, as amended and restated

Concurrently with the effectiveness of the Amendment, the parties entered into an amended and restated revolving line of credit note (the “Revolving Credit Note”) documenting the revolving loans and replacing the prior revolving credit note that was not utilized.

Specifically, the Revolving Credit Note has a principal sum of $200,000,000 (or so much thereof as may be advanced and outstanding from time to time and owed by NextBank to Lender due to the revolving nature of the loans) with a maturity date of May 31, 2027. The principal outstanding under the Revolving Credit Note is immediately due and payable upon the earliest to occur of (i) the maturity date, (ii) the acceleration of obligations as provided in the Agreement, or (iii) the termination of the Agreement in accordance with its terms. The Revolving Credit Note bears interest as provided in the Agreement and such interest shall be payable as described in the Agreement.

All payments on account of indebtedness evidenced by the Revolving Credit Note shall first be applied to interest on unpaid balance and the remainder to principal, unless otherwise specified in the Loan Agreement.

The foregoing descriptions of the material terms of the Loan and Security Agreement, the Amendment and the Revolving Credit Note are qualified in their entirety by the full text of such documents, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 11, 2022, the Company issued a press release announcing the revolving line of credit facility. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Loan and Security Agreement, dated May 31, 2022, by and between NextBank International, Inc. and Savi Capital Partners LLC.

10.2	First Amendment to Loan and Security Agreement, dated September 27, 2022 and effective October 4, 2022, by and between NextBank International, Inc. and Savi Capital Partners LLC.

10.3	Amended and Restated Revolving Credit Note, dated September 27, 2022 and effective October 4, 2022.

99.1	Press Release, dated October 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: October 11, 2022	By:	/s/ Nithinan Boonyawattanapisut
		Name:	Nithinan Boonyawattanapisut
		Title:	Co-Chief Executive Officer